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                                                                 Exhibit (a)(12)

                               AMENDMENT NO. 11
                                    TO THE
                             DECLARATION OF TRUST
                                      OF
                              GOLDMAN SACHS TRUST


         This AMENDMENT NO. 11 dated as of the 27th day of July, 1999 to the AGREEMENT AND DECLARATION OF TRUST (the "Declaration"), as amended, dated the 28th day of January, 1997 of Goldman Sachs Trust (the "Trust") is made by the Trustees named below:

                  WHEREAS, the Trustees have established a trust for the investment and reinvestment of funds contributed thereto;

                  WHEREAS, the Trustees have divided the beneficial interest in the trust assets into transferable shares of beneficial interest and divided such shares of beneficial interest into separate Series and Classes; and

                  WHEREAS, at a meeting held on April 28, 1999 the Trustees determined that the continuation of the Administration Classes of the Series listed below was not in the best interest of the Trust, the Administration Classes or their shareholders and that such Administration Classes should be terminated and abolished after appropriate notice to the shareholders of such Classes as of a date set by the President of the Trust;

         NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, hereby amend the Declaration by terminating and abolishing as of July __, 1999 the Administration Class of each of the Goldman Sachs Adjustable Rate Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Short Duration Tax-Free Fund and Goldman Sachs Core Fixed Income Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above.

                  /s/ Ashok N. Bakhru
                  -------------------------------
                  Ashok N. Bakhru,
                  as Trustee and not individually


                  /s/ David B. Ford
                  -------------------------------
                  David B. Ford,
                  as Trustee and not individually
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                  /s/ Douglas Grip
                  -------------------------------
                  Douglas Grip,
                  as Trustee and not individually


                  /s/ John P. McNulty
                  -------------------------------
                  John P. McNulty,
                  as Trustee and not individually


                  /s/ Mary P. McPherson
                  -------------------------------
                  Mary P. McPherson,
                  as Trustee and not individually


                  /s/ Alan A. Shuch
                  -------------------------------
                  Alan A. Shuch,
                  as Trustee and not individually


                  /s/ Jackson W. Smart
                  -------------------------------
                  Jackson W. Smart,
                  as Trustee and not individually


                  /s/ William H. Springer
                  -------------------------------
                  William H. Springer,
                  as Trustee and not individually


                  /s/ Richard P. Strubel
                  -------------------------------
                  Richard P. Strubel,
                  as Trustee and not individually

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